SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SANGSTAT MEDICAL CORPORATION
 (Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2002

TO THE STOCKHOLDERS OF SANGSTAT MEDICAL CORPORATION:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SangStat Medical Corporation, a Delaware corporation, will be held on May 14, 2002 at 10:00 a.m. local time, at the offices of the Company, located at 6300 Dumbarton Circle, Fremont, California, 94555, for the following purposes:

1. To elect directors to serve for one-year terms or until their successors are elected;

2. To consider and approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock by 5,000,000 shares, from 35,000,000 to 40,000,000;

3. To consider and approve the Company's 2002 Stock Option Plan and the reservation of shares thereunder;

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 18, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors,

Adrian Arima
Secretary, Vice President and Associate General Counsel

Fremont, California
April 5, 2002

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

SANGSTAT MEDICAL CORPORATION
6300 Dumbarton Circle
Fremont, California 94555

______________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 14, 2002

_______________

General

The enclosed proxy is solicited on behalf of the Board of Directors of SangStat Medical Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company to be held on May 14, 2002 at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company located at the address above. We intend to mail this proxy statement and accompanying proxy card on or about April 5, 2002, to all stockholders entitled to vote at the Annual Meeting.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement.

Only holders of record of the Company's common stock, $0.001 par value, at the close of business on March 18, 2002, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 18, 2002, 26,348,115 shares of Common Stock were issued and outstanding. No shares of the Company's preferred stock were outstanding.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. A majority of all outstanding shares entitled to vote present in person or represented by proxy will constitute a quorum at the Annual Meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, a written notice of revocation or another duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services. The Company has engaged Georgeson Shareholder Communications, Inc. to provide routine advice and services for proxy solicitation. Georgeson will receive a fee of approximately $7,000 for such advice and services, which amount will be paid by the Company.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

In order for stockholder business to be included in the Company's proxy statement for a meeting or properly brought before that meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. For a stockholder's proposal to be included in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposal must be received at the Company's principal executive offices at 6300 Dumbarton Circle, Fremont, California 94555 no later than December 6, 2002. In order for proposals of stockholders made outside of Rule 14a-8 under the Securities Exchange Act to be considered timely, the Company's Bylaws also require that such proposals must be submitted to the Secretary of the Company no later than December 6, 2002, unless the 2003 Annual Meeting is called for a date earlier than April 14, 2003, in which case such proposal must be received not later than the close of business on the tenth day following the day on which public disclosure of the date of the meeting is made.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

General

There are seven nominees for positions on the Board this year. All of the nominees have served as directors since the last annual meeting, except for Mr. Nicholas J. Simon III and Mr. Hollings C. Renton. Mr. Simon was appointed as a director by the Board on June 13, 2001 (effective July 1, 2001) and is standing for election as a director by our stockholders for the first time at this year's Annual Meeting. Mr. Renton is a new nominee for director of the Company and, accordingly, is also standing for election as a director for the first time at this year's Annual Meeting.

Information regarding the business experience of each nominee as of March 14, 2002, is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected and qualified.

Vote Required

Directors are elected by a plurality of the votes cast by the holders of the Company's issued and outstanding common stock, present in person or represented by proxy and entitled to vote on this particular matter at the Annual Meeting. The seven director nominees receiving the highest number of affirmative votes will be elected directors of the Company. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such substitute nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominee	Age	Positions and Offices Held with the Company	Director Since
Jean-Jacques Bienaimé	48	Chairman of the Board, Chief Executive Officer & President	1999
Fredric J. Feldman (1) (2)	62	Director	1992
Richard D. Murdock (1) (3)	55	Director	1993
Andrew J. Perlman (2)	54	Director	1992
Hollings C. Renton	55	Nominee for Director	-
Nicholas J. Simon III (2) (3)	47	Director	2001
Vincent R. Worms (1) (3)	49	Director	1991

________________

Notes:

(1) Member of the Audit Committee
(2) Member of the Nominating Committee
(3) Member of the Compensation Committee

Jean-Jacques Bienaimé has been the Company's President since June 1998 and became Chief Executive Officer in February 1999. He also served as the Company's Chief Operating Officer from June 1998 to February 1999. He was elected to the Board of Directors in March 1999. Mr. Bienaimé became Chairman of the Board of Directors in October 2000. From September 1992 to May 1998 Mr. Bienaimé was with Rhone Poulenc Rorer, Inc., a pharmaceutical company, rising to the position of Senior Vice President, Corporate Marketing and Business Development. He is currently a member of the board of Fox Chase Cancer Center and AeroGen, Inc., a public drug delivery company. Mr. Bienaimé received his degree in economics from Ecole Superieure de Commerce de Paris in France and an M.B.A. from the Wharton School, University of Pennsylvania.

Fredric J. Feldman, Ph.D., has been a director since March 1992. He has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992. From September 1995 to June 1996 he was the Chief Executive Officer of Biex, Inc., a women's healthcare company. Dr. Feldman returned to his position as Chief Executive Officer of Biex from 1999 to 2000. He is a director of OrthoLogic Corporation and Ostex International, Inc., both public medical device companies. Dr. Feldman received his Ph.D. in Analytical Chemistry from the University of Maryland and his B.S. in Chemistry from Brooklyn College of City University of New York.

Richard D. Murdock has been a director since October 1993. Since October 2001, Mr. Murdock has been the President, Chief Executive Officer and Director of InPro Biotechnology, a biotechnology company involved in the diagnosis and treatment of neurodegenerative diseases. From December 1998 until March 2001, Mr. Murdock was the President and Chief Executive Officer and a director of Kyphon, Inc., an orthopedic medical device company. From September 1991 to October 1998, Mr. Murdock served as the Chief Executive Officer and a director of CellPro, Incorporated, a public biotechnology company. Mr. Murdock received his B.S. in Zoology from the University of California at Berkeley.

Andrew J. Perlman, M.D., Ph.D., has been a director since December 1992. In February 2002, he became Chief Executive Officer and a director of Affymax, Inc., a privately held biopharmaceutical company. Prior to that, Dr. Perlman had been Executive Vice President at Tularik, Inc., a public biotechnology company, since September 1999. From November 1997 to September 1999, Dr. Perlman served as Tularik's Vice President, Medical Research and Corporate Development. From January 1993 to November 1997, Dr. Perlman served as Tularik's Vice President of Medical Research. Dr. Perlman received his M.D. and his Ph.D. in Physiology from New York University.

Hollings C. Renton is a new nominee for the Board of Directors. Mr. Renton has served as the President and Chief Executive Officer of Onyx Pharmaceuticals, Inc., a public biotechnology company, since March 1993. He has served on its Board since 1992 and currently is the Chairman. Prior to joining Onyx, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a public biotechnology company, from December 1991 following Chiron Corporation's acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from August 1990 to December 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to August 1990. He is also a director of Cepheid, a public DNA diagnostics company. Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.

Nicholas J. Simon III has been a director since July 2001. Mr. Simon is a General Partner at MPM Capital, a leading life sciences venture capital firm. Prior to joining MPM Capital, Mr. Simon was CEO of Collabra Pharma, Inc., a pharmaceutical development company, from March 2000 until joining MPM Capital in October 2001. Mr. Simon joined Genentech, Inc. in December 1989 and from 1994 to April 2000 served as Vice President of Business and Corporate Development. Mr. Simon is also Chairman of the Board of Deltagen, Inc. and a director of InterMune, Inc., both public biotechnology companies. In addition, he serves on the board of directors of several private companies. Mr. Simon holds an M.B.A. from Loyola College.

Vincent R. Worms has been a director since October 1991. Mr. Worms has been a General Partner of Partech International, a venture capital management fund, since 1982. Mr. Worms is presently a director of Informatica Corporation, a public software company. He received his engineering degree from Ecole Polytechnique in Paris, and his M.S. degree from the Massachusetts Institute of Technology.

Board Committees and Meetings

During the fiscal year ended December 31, 2001, the Board of Directors held 14 meetings and acted by written consent once. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During the past fiscal year, each Board member attended (in person or by telephone conference) 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he or she served, that were held during the period for which he or she was a director or committee member, respectively, except Mr. Simon.

The Audit Committee reviews the financial reporting and internal accounting procedures and controls of the Company and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits and quarterly reviews, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached to last year's proxy statement. During the past fiscal year, the Audit Committee was composed of three non-employee directors: Dr. Feldman, Mr. Murdock, and Mr. Worms. The Audit Committee met five times during the past fiscal year.

The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by the Company. The Compensation Committee also administers the Company's 1993 Stock Option Plan and will administer the 2002 Stock Option Plan, if it is approved. During the past fiscal year, the Compensation Committee initially consisted of three non-employee directors: Dr. Perlman, Ms. Greetham and Mr. Worms. On September 24, 2001, Dr. Perlman and Ms. Greetham were replaced on the Compensation Committee by non-employee directors Mr. Murdock and Mr. Simon. The Compensation Committee held one meeting during the past fiscal year.

The Nominating Committee reviews the qualifications of candidates and incumbents for election as directors of the Company and proposes a slate of directors for election by the Company's stockholders at stockholder meetings. In performing these functions, the Nominating Committee considers nominees recommended by stockholders. Such recommendations should be submitted in writing to the Secretary of the Company, and each such notice of nomination is required to contain the following: (a) the name and address of the stockholder who intends to make the nomination and of the person or person to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information as would be required to be disclosed with respect to the nominee in a proxy solicitation pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. In addition, the Bylaws of the Company establish certain procedures concerning stockholder nominations for election of directors. The Bylaws generally require that notice of such nominations be received at the Company's principal executive offices not less than 120 days in advance of the date that the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. The Nominating Committee consists of three non-employee directors: Dr. Feldman, Mr. Perlman and Mr. Simon. The Nominating Committee was established by the Board of Directors in September 2001 and did not meet during the past fiscal year.

Director Compensation

Effective January 1, 1999, the non-employee directors receive an annual retainer of $15,000, paid in one installment at the last Board of Directors meeting of the year. In 2001, the directors elected to receive this $15,000 in the form of an option to purchase 4,792 shares of Common Stock pursuant to the terms of the 1996 Non-Employee Directors Stock Option Plan. Effective January 1, 2000, the non-employee directors receive a payment of $500 for each committee meeting attended that exceeds an hour in length. No additional compensation is paid for meeting attendance or committee membership. In 2001, one committee meeting exceeded one hour in length. The table below shows the amounts paid the non-employee directors for attending committee meetings during 2001.

Director	Committee Compensation
Fredric Feldman Richard D. Murdock Vincent Worms	$500 500 500

The non-employee directors also receive automatic annual grants of options to purchase 8,000 shares of Common Stock pursuant to the Directors Plan. In addition, in February 2001 each non-employee director received a one-time option to purchase 10,000 shares of Common Stock. This option will vest in equal monthly installments over the forty-eight months following the date of grant.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

Background

On March 6, 2002, the Board unanimously approved a resolution to amend the Fifth Article of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.001 par value, from 35,000,000 shares to 40,000,000 shares, subject to stockholder approval. As of March 14, 2002, the Company had 26,345,815 shares of common stock issued and outstanding, and 5,856,040 unissued shares of Common Stock were reserved for issuance under the Company's equity compensation plans (including 1,750,000 shares reserved for issuance pursuant to the Company's proposed 2002 Stock Option Plan, which is described in Proposal Three of this Proxy Statement). An additional 500,773 shares of Common Stock are reserved for issuance upon conversion of an outstanding convertible note and an additional 50,000 shares are reserved for issuance upon exercise of outstanding warrants. As a result, 2,247,372 shares of Common Stock are unissued and unreserved.

Purpose and Effect of the Amendment

The purpose of the amendment is to provide the Company with additional shares of common stock that may be made available for future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. Under Delaware law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company's Certificate of Incorporation. If the amendment is approved, the Company will have greater flexibility in the future to issue shares in excess of those currently authorized without the expense and delay of a special stockholders meeting. If the Board deems it in the best interests of the Company and the stockholders to issue additional shares of common stock, the Board will have the authority to determine the terms of the issuance and generally would not seek approval by the stockholders unless such approval is required by applicable law or regulation or the Nasdaq National Market.

The Company has no present agreement or arrangement to issue any of the shares for which approval is sought. The Board of Directors has no current intention to split the outstanding Common Stock by declaring a stock dividend, and the declaration and payment of such a stock dividend by the Board of Directors would be contingent upon several factors, including the market price of the Company's Common Stock, the Company's expectations about future performance, and the Company's beliefs about general stock market trends.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Board.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

If the proposed amendment is approved by the stockholders, the Fifth Article of the Company's Certificate of Incorporation will be amended and restated to read as follows:

"FIFTH: The corporation is authorized to issue 45,000,000 shares, 40,000,000 of which are designated "Common Stock," $0.001 par value, and 5,000,000 of which are designated "Preferred Stock," $0.001 par value. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

Vote Required

The affirmative vote of at least a majority of the shares of the Company's issued and outstanding common stock will be required to approve this proposal. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining if a quorum is present. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

PROPOSAL THREE

APPROVAL OF THE
2002 STOCK OPTION PLAN

Purpose and Effect of the Proposal

On March 6, 2002, the Board of Directors adopted the Company's 2002 Stock Option Plan, subject to stockholder approval. The Company currently grants options to employees under its existing stock option plan, the 1993 Stock Option Plan, as amended, which was initially approved by the Company's stockholders on December 7, 1993. As of March 6, 2002, 183,323 shares of Company common stock remained available for future grants under the 1993 Plan and 3,470,568 shares of common stock were subject to outstanding options granted under the 1993 Plan. Under its terms, the 1993 Plan will terminate as of October 11, 2003, provided that if the 2002 Plan is approved by the stockholders, the 1993 Plan will terminate upon such stockholder approval. Without the adoption of the 2002 Plan, sufficient shares will not be available under the 1993 Plan to provide for continued option grants in 2002 and beyond, consistent with the purpose of Company's normal compensation practices. The Company believes that the adoption of the 2002 Plan is necessary to enable the Company to continue to attract and retain high quality employees and provide eligible recipients with the opportunity to acquire a proprietary interest in the Company.

In addition to the 1993 Plan, the Company also grants options to non-employee directors of the Company under the 1996 Non-Employee Directors Stock Option Plan. As of March 14, 2002, 199,722 shares of Company common stock remained available for future grants under this plan, and 271,941 shares of common stock were subject to outstanding options granted under the plan. The 1996 Non-Employee Directors Stock Option Plan will remain in effect regardless of whether the 2002 Stock Option Plan is adopted by the stockholders at this Annual Meeting.

Vote Required

Approval of the 2002 Stock Option Plan for purposes of Section 422 and 162(m) of the Internal Revenue Code of 1986, as amended, requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
OF THE 2002 STOCK OPTION PLAN.

2002 STOCK OPTION PLAN SUMMARY

The following is a summary of the principal features of the 2002 Plan. The summary, however, does not purport to be a complete description of all provisions of the 2002 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary of the Company at the Company's principal executive offices in Fremont, California.

Share Reserve

Subject to certain adjustments described below, 1,750,000 shares of Common Stock have initially been reserved for issuance under the 2002 Plan. As the 1993 Plan will be terminated upon stockholder approval of the 2002 Plan, the following shares of Common Stock will also be transferred to the 2002 Plan immediately prior to the termination of the 1993 Plan: (i) any shares of Common Stock remaining available for issuance under the 1993 Plan immediately prior to termination of the 1993 Plan, plus (ii) any shares of Common Stock covered by stock options granted under the 1993 Plan that expire or otherwise terminate without being exercised following the termination of the 1993 Plan. In no event may any one participant in the 2002 Plan be granted stock options and separately exercisable stock appreciation rights for more than 500,000 shares in the aggregate in any calendar year.

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 2002 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the 2002 Plan and (iii) the number and class of securities and the exercise price per share in effect under each outstanding option or stock appreciation right issued under the 1993 Plan or the 2002 Plan.

Should an option expire or terminate for any reason prior to exercise in full or be canceled in accordance with the provisions of the 2002 Plan, the shares subject to the portion of the option not so exercised or canceled will be available for subsequent issuance under the 2002 Plan. Unvested shares issued under the 2002 Plan and subsequently repurchased by the Company at the option exercise price paid per share will also be added back to the share reserve and accordingly will be available for subsequent issuance, except for incentive stock option grants under the 2002 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 2002 Plan will not be available for subsequent issuance.

Plan Administration

The 2002 Plan may be administered by a committee appointed by the Board and initially will be administered by the Compensation Committee. To the extent necessary and desirable, this committee may be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Internal Revenue Code of 1986, as amended, and Rule 16b-3 of the Securities Exchange Act of 1934, as amended. This committee, also referred to as the Plan Administrator, has complete discretion (subject to the provisions of the 2002 Plan) to set the terms of each option grant under the 2002 Plan.

Eligibility

Employees of the Company or any parent or subsidiary, non-employee members of the Board or the board of directors of any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations are eligible to participate in the 2002 Plan. Non-employee members of the Board are also eligible to participate in the 1996 Non-Employee Directors Stock Option Plan.

As of March 1, 2002, seven executive officers and approximately 267 other employees were eligible to participate in the 1993 Plan. It is anticipated that such participants will be eligible to participate in the 2002 Plan.

Valuation

The fair market value per share of Common Stock on any relevant date under the 2002 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 14, 2002, the closing selling price per share was $24.50.

Option Terms

Options granted under the 2002 Plan will have an exercise price as fixed by the Plan Administrator, except that (i) such exercise price may not be less than seventy-five percent (75%) of the fair market value per share of Common Stock on the date of grant, and (ii) the exercise price per share of incentive stock option and options intended to qualify as performance-based compensation under Section 162(m) of the Code, may not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. In addition, the exercise price of an incentive stock option granted to an individual owning ten percent (10%) or more of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary) must be at least one hundred ten percent (110%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of 10 years. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company according to a vesting schedule as determined by the Plan Administrator and set forth in the individual stock option agreement with each individual optionee.

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the 2002 Plan:

Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

Limited stock appreciation rights may be provided to one or more non-employee Board members or officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price paid per share of Common Stock in connection with the tender offer over (ii) the exercise price payable for such share.

No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance following the optionee's death and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow nonstatutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any such unvested shares and, in certain circumstances, may cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of the shares.

Acceleration

In the event of any of the following corporate transactions (i) a merger or consolidation in which the Company is not the surviving entity; (ii) a sale, transfer or other disposition of all or substantially all the assets of the Company in liquidation or dissolution of the Company; or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to the merger, then each outstanding option under the 2002 Plan which is not to be assumed by the successor corporation will automatically accelerate in full. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration in the event the individual's service with the successor entity is subsequently terminated within a specified period following the acquisition. The Plan Administrator will have the discretionary authority to structure one or more option grants under the 2002 Plan so that those options will, in connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by one or more contested elections for Board membership, or otherwise), automatically accelerate in full, with such acceleration to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Exercise Price and Financial Assistance

The exercise price may be paid in cash, by check, in shares of Common Stock or by any combination of cash, check and shares. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm may effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Plan Administrator may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (i) authorizing a Company loan to the optionee, or (ii) permitting the optionee to pay the exercise price in installments over a period of years. Notwithstanding the above, the optionee must pay in cash or cash equivalents, immediately upon exercise, an amount equal to the total par value of the aggregate shares of Common Stock purchased. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the purchased shares plus applicable taxes, and the terms of such financing must comply with any applicable rules and regulations established by the United States Federal Reserve Board. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's period of service.

Tax Withholding

The Company's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

Option Grants

As of March 14, 2002, options covering 3,451,054 shares of Common Stock were outstanding under the 1993 Plan, 183,323 shares remained available for future option grant, and 1,457,823 shares have been issued under the 1993 Plan in connection with option exercises.

Amendment and Termination

The Board may amend or modify the 2002 Plan in any or all respects whatsoever. However, no such amendment or modification may adversely affect any rights and obligations with respect to options or stock appreciation rights at the time outstanding under the 2002 Plan, unless the optionee consents to such amendment. In addition, the exercise price of an outstanding option may not be decreased after issuance without stockholder approval. Certain amendments may require stockholder approval pursuant to applicable laws or regulations.

The Board may also amend the 2002 Plan with respect to any employee who is a resident outside the United States, in order to bring the 2002 Plan into compliance with the requirements of local law. The Board may, where appropriate, establish one or more sub-plans for this purpose.

The Board may terminate the 2002 Plan at any time, and the 2002 Plan will in all events terminate on March 6, 2012.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain Federal income tax considerations related to the receipt and exercise of options and stock appreciation rights pursuant to the Plan. This summary is for general information purposes only and is based upon existing Federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of Federal income taxation which may be important to particular participants in light of their individual circumstances and does not discuss any state or local tax considerations. Each Plan participant is urged to consult his or her tax advisor regarding the Federal, state, and local income and other tax considerations of the receipt and exercise of options and stock appreciation rights under the Plan.

Option Grants

Options granted under the 2002 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or nonstatutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. Upon the exercise of an incentive stock option, the optionee will not recognize any income for regular Federal income tax purposes. For purposes of the alternative minimum tax, however, the excess of (i) the fair market value of the stock received pursuant to the exercise of the option over (ii) the exercise price of the option will be treated as a tax preference item and thereby potentially give rise to, or increase, an alternative minimum tax liability for the optionee for the year of exercise (or a later taxable year if the shares received are unvested or a sale thereof would give rise to liability under section 16(b) of the 1934 Act). In addition, the optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be subject to tax as a capital gain or loss.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to claim an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date (or, if less, the amount realized on the disqualifying disposition) over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to claim an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Section 83(b) Elections. If the shares acquired upon exercise of any option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares (or if a disposition of such shares would give rise to liability under section 16(b) of the 1934 Act), then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, (or when a disposition of the shares would no longer give rise to liability under section 16(b) of the 1934 Act) an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses (or when a disposition of the shares would no longer give rise to liability under section 16(b) of the 1934 Act).

Stock Appreciation Rights

An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the cash amount (or, in the case of the delivery of shares, the fair market value) of the appreciation distribution. The Company will be entitled to claim an income tax deduction equal to the income inclusion of the optionee for the taxable year in which the ordinary income is recognized by the optionee.

Deductibility of Executive Compensation

The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of nonstatutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options should remain deductible by the Company without limitation under Section 162(m) of the Code.

PLAN BENEFITS

Awards under the 2002 Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2002 Plan or the benefits that would have been received by such participants if the 2002 Plan, as amended, had been in effect in 2001.

OPTION GRANTS

During the fiscal year ended December 31, 2001, (i) Messrs. Bienaimé, Aselage and Dance, Drs. Buelow and Tesi and Ms. Nuechterlein were granted options to purchase 134,000 shares, 54,000 shares, 45,000 shares, 44,000 shares, 49,000 shares and 59,000 shares, respectively; (ii) all executive officers as a group, including those set forth in clause (i), were granted options to purchase an aggregate of 423,500 shares; and (iii) all employees as a group were granted options to purchase an aggregate of 1,178,100 shares. During the fiscal year ended December 31, 2001, all directors who were not executive officers of the Company, as a group were granted options to purchase an aggregate of 116,516 shares, and no options were granted under any option plan to any associate of any director, executive officer or Board nominee of the Company, and no person, other than Mr. Bienaimé, was granted 5% or more of the total amount of options granted under any option plan during the year.

PROPOSAL FOUR

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Background

The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1990.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares entitled to vote is present and voting, either in person or by proxy, is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. Abstentions and broker non-votes, if any, will each be counted as present for purposes of determining the presence of a quorum. In determining whether this proposal has received the requisite number of affirmative votes, neither abstentions nor broker non-votes will have any effect on the outcome of the vote on this proposal.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
RATIFICATION OF DELOITTE & TOUCHE.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned by (i) the Company's Chief Executive Officer; (ii) the Company's four most highly compensated executive officers, other than the Chief Executive Officer, serving as such as of the end of the last fiscal year whose salary and bonus for such year were in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for the 2001 fiscal year; and (iii) one individual who ceased to be an executive officer of the Company effective November 2, 2001. Such individuals hereafter will be referred to as the "Named Executive Officers."

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($) (1)
		Salary ($)	Bonus ($)	Securities Underlying Options (#)
Jean-Jacques Bienaimé Chairman of the Board, Chief Executive Officer & President	2001 2000 1999	$341,040 319,000 280,030	$215,935 75,457 75,400	134,000 73,500 45,000	$2,060 1,985 2,270
Steve Aselage (2) Senior Vice President, North American Sales and Marketing	2001 2000 1999	218,546 181,875 151,250	87,259 44,794 70,419	54,000 41,531 43,000	552 285 305
Roland Buelow, Ph.D. Senior Vice President, Discovery Research	2001 2000 1999	192,708 180,260 155,800	111,301 31,127 24,177	44,000 31,373 4,000	240 190 180
Stephen G. Dance (3) Senior Vice President, Finance	2001 2000 1999	198,250 171,667 109,295	64,493 29,107 25,417	45,000 31,216 27,500	552 285 180
Raymond J. Tesi, M.D. Senior Vice President, Clinical Development and Medical Affairs	2001 2000 1999	235,333 196,713 184,286	76,705 42,550 35,291	49,000 36,216 23,000	360 285 180
Carole L. Nuechterlein (4) Senior Vice President and General Counsel	2001 2000 1999	203,417 185,833 160,625	89,078 36,019 34,730	59,000 30,132 6,000	220 171 162

1. Life insurance premiums paid by the Company on behalf of the Named Executive Officers.

2. Mr. Aselage's 1999 bonus also includes a hiring bonus of $25,000.

3. Mr. Dance's 1999 bonus also includes a hiring bonus of $5,000.

4. Ms. Nuechterlein resigned effective November 2, 2001. Ms. Nuechterlein's salary includes vacation pay in the amount of $6,482.

Option Grants in Last Fiscal Year

The following table shows, with respect to the Named Executive Officers, certain information concerning the grant of stock options in 2001. No stock appreciation rights were granted during 2001.

Name	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5% ($)	10% ($)
Jean-Jacques Bienaimé	50,000 84,000	3.9 6.5	10.20 12.99	03/01/11 06/13/11	320,834 686,225	813,056 1,739,028
Steve Aselage	32,000 5,000 17,000	2.5 0.4 1.3	10.20 10.53 12.99	03/01/11 04/19/11 06/13/11	205,334 33,111 138,879	520,356 83,911 351,946
Roland Buelow, Ph.D.	25,000 10,000 9,000	1.9 0.8 0.7	10.20 11.94 12.99	03/01/11 02/01/11 06/13/11	160,417 75,074 73,524	406,528 190,253 186,324
Stephen G. Dance	28,000 17,000	2.2 1.3	10.20 12.99	03/01/11 06/13/11	179,667 138,879	455,311 351,946
Raymond J. Tesi	32,000 17,000	2.5 1.3	10.20 12.99	03/01/11 06/13/11	205,334 138,879	520,356 351,946
Carole L. Nuechterlein	32,000 10,000 17,000	2.5 0.8 1.3	10.20 11.94 12.99	02/02/02 02/02/02 02/02/02	16,325 5,969 11,042	32,650 11,938 22,083

1. During fiscal year 2001, option grants were made to Messrs. Bienaimé, Aselage, Dance, Drs. Buelow and Tesi and Ms. Nuechterlein under the Company's 1993 Option Plan. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. During the fiscal year ended December 31, 2001, Messrs. Bienaimé, Aselage, Dance, Drs. Buelow and Tesi and Ms. Nuechterlein were granted options to purchase 134,000 shares, 54,000 shares, 45,000 shares, 44,000 shares, 49,000 shares and 59,000 shares, respectively. With respect to options granted on March 1, 2001, twenty-five percent (25%) of the shares subject to the option vest as of March 1, 2002 with the remaining shares vesting in thirty-six successive equal monthly installments over the optionee's continued service with the Company. With respect to options granted on June 13, 2001, twenty-five percent (25%) of the shares subject to the option will vest on December 13, 2001 with the remaining shares vesting in eighteen successive equal monthly installments over the optionee's continued service with the Company. With respect to options granted to Ms. Nuechterlein, all options ceased vesting on November 2, 2001. With respect to the option to purchase 10,000 shares granted to Dr. Buelow on February 1, 2001, twenty-five percent (25%) of the shares subject to the option will vest on February 1, 2002 with the remaining shares vesting in thirty-six successive equal monthly installments over the optionee's continued service with the Company. With respect to the option granted to Mr. Aselage on April 19, 2001 to purchase 5,000 shares, twenty-five percent (25%) of the shares subject to the option will vest on April 19, 2002 with the remaining shares vesting in thirty-six successive equal monthly installments over the optionee's continued service with the Company.

2.Based on an aggregate of 1,294,616 options granted to employees and Board members in 2001, including options granted to the Named Executive Officers.

3. Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed 5% and 10% annual rates of appreciation (compounded annually) over the option terms. The assumed annual rates of stock price appreciation may not be indicative of amounts actually realized.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 2001 with respect to the Named Executive Officers. Except as set forth below, no options or stock appreciation rights were exercised by any such individual during such year, and no stock appreciation rights were outstanding on December 31, 2001.

	Shares Acquired on Exercise (#)	Value Realized ($) (Market price at exercise less Exercise price)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the- Money Options at FY-End ($) (Market price of shares at FY-End ($19.64) less Exercise price)
			Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Jean-Jacques Bienaimé	25,000	277,260	238,415	290,085	234,325	1,155,070
Steve Aselage	12,500	141,625	36,395	89,636	49,598	591,772
Roland Buelow, Ph.D.	0	0	50,234	69,355	298,681	454,825
Stephen G. Dance	0	0	39,964	63,752	231,107	455,326
Raymond J. Tesi	0	0	65,976	81,240	222,984	567,611
Carole L. Nuechterlein (2)	0	0	50,609	0	157,344	0

(1) The options are exercisable upon vesting and are not subject to repurchase by the Company. Exercisable shares represent vested options at December 31, 2001.

(2) With respect to options granted to Ms. Nuechterlein, vesting of all outstanding options ceased as of her date of termination of employment, November 2, 2001. Certain vested options will remain exercisable until February 2, 2002 and certain vested options will remain exercisable until February 2, 2003.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

The Company has not entered into employment agreements with the Named Executive Officers, and their employment with the Company may be terminated at any time at the discretion of the Board of Directors.

In December 2000, the Company entered into individual Change of Control agreements (the "Agreements") with Mr. Bienaimé, Dr. Buelow, Mr. Dance, Mr. Aselage, Ms. Nuechterlein and Dr. Tesi. The Agreements are not employment contracts but are intended to ensure that the Company will have the continued dedication and objectivity of the employee, notwithstanding the possibility or occurrence of a change of control. The Agreements provide various severance benefits to such key employees if their employment is terminated (other than for cause (as defined in the Agreements), disability or death) or an involuntary termination (as defined in the Agreement) occurs, in either case within one (1) month prior to, upon or within eighteen (18) months following a change of control. A change in control would be triggered by the occurrence of any of the following events: (i) the acquisition by any person of beneficial ownership of more than fifty percent of the total combined voting power of the Company's outstanding voting securities, (ii) a merger or consolidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent of the total combined voting securities of the Company or any surviving entity, (iii) a complete liquidation of the Company; or (iv) the sale or disposition by the Company of all or substantially all the Company's assets.

The Agreements provide for the following severance benefits to each officer: (i) a lump sum payment equal to two times base salary plus bonuses received in the previous twelve months and a pro-rated estimated bonus for the current year, (ii) accelerated vesting of any stock options, (iii) forgiveness of relocation expenses or moving expenses, if applicable, (iv) forgiveness of outstanding loans, if any, (v) continuation for two years of the health care benefits that were being provided by the Company to such officer and his or her family immediately prior to termination, and (vi) outplacement services up to $15,000 at the Company's expense. Each of the Agreements is substantially identical, except that the agreements with Drs. Tesi and Buelow each provide for (i) a lump sum payment equal to one times base salary, (ii) only one year of paid health care benefits and (iii) outplacement services capped at $10,000.

All benefits payable under the Agreements would be reduced either (i) to the extent necessary to preserve the ability of the Company to deduct the severance benefits paid and to prevent payments to any officer from exceeding the limit of Section 4999 of the Code, applicable to any "excess parachute payment" (as defined in Section 280G of the Code), or (ii) for certain employees, the amount of such payments shall be either: (a) the full amount of the payments, or (b) a reduced amount which would result in no portion of the payments being subject to the excise tax imposed pursuant to Section 4999 of the Code, whichever of (a) or (b), taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Employee, on an after-tax basis, of the greatest amount of benefit.

In addition to the above, under Mr. Bienaimé's Agreement, the Company has agreed that immediately prior to any change of control of the Company (as defined in the Agreement), the Board shall consider whether or not to give Mr. Bienaimé a special award in the amount of $500,000. This award is completely discretionary; the Board has no obligation to grant it, and the Board may decline to give it to Mr. Bienaimé for any reason whatsoever. If the Board awards it to Mr. Bienaimé, the award shall not be included as a bonus for purposes of the definition of severance in the Agreement and therefore shall not be included in the calculation of Mr. Bienaimé's severance under the Agreement.

Pursuant to certain retention agreements entered into by and between the Company and Messrs. Aselage, Buelow, Dance and Dr. Tesi, the executives may earn an amount equal to thirty percent of the executive's base salary, less applicable withholding, on the earlier of (i) December 31, 2001 (for Dr. Buelow) or September 1, 2002 (for Messrs. Aselage, Dance and Tesi), if the executive is still an employee of the Company, (ii) the termination date of the executive if the executive is terminated without cause (as defined in the agreement), or (iii) the termination date of the executive if the executive resigns for good reason (as defined in the agreement) following a change in control of the Company. For purposes of the retention agreements, a change in control is defined as (i) the acquisition by any person of beneficial ownership of more than fifty percent of the total combined voting power of the Company's outstanding voting securities; (ii) a merger or consolidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent of the total combined voting securities of the Company or any surviving entity; (iii) a complete liquidation of the Company; or (iv) the sale or disposition by the Company of all or substantially all the Company's assets.

In December 2001, the Company extended the time periods for the exercise of certain Company stock options belonging to Ms. Nuechterlein, the Company's former Senior Vice President and General Counsel, and Ms. Therese Crozier, the Company's former Vice President, Corporate Communications, from three months following their respective dates of resignation to one year and three months following the date of resignation. At that time, the Company also accelerated the vesting of one-half of the unvested Company stock options belonging to Dr. Elizabeth Greetham, a former director of the Company.

Compensation Committee Interlocks and Insider Participation

Mr. Murdock, Mr. Simon and Mr. Worms serve on the Compensation Committee of the Company's Board of Directors as stated below in the Compensation Committee Report. No member of the Committee was at any time during the 2001 fiscal year or at any other time an officer or employee of the Company or any of its subsidiaries.

No member of the Compensation Committee of the Company's Board of Directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or its Compensation Committee.

Officer Loans

The Company extended loans to Mr. Bienaimé, a director and executive officer, and Dr. Tesi, an executive officer, to provide housing assistance as part of their relocation packages. The Company made Mr. Bienaimé's loans in July 1998 ($200,000) and in September 2000 ($100,000) and Dr. Tesi's loan in September 1997 ($200,000). Neither Mr. Bienaimé nor Dr. Tesi has repaid any principal amounts or interest due on their loans, which were originally due on July 17, 2001, September 12, 2001 and October 1, 2001, respectively. Each such loan was evidenced by a promissory note secured by options to purchase shares of the Company's Common Stock; provided that Mr. Bienaimé's loan for $100,000 was secured by a deed of trust on his property. The annual interest rates on the loans were as follows: Mr. Bienaimé 5.69% and Dr. Tesi 6.0%. On February 1, 2001, the Company entered into a retention agreement with Mr. Bienaimé, under which the Company would forgive his outstanding loans, including any accrued interest thereon, if Mr. Bienaimé was Chief Executive Officer of the Company as of September 30, 2001. The Company subsequently amended its retention agreement with Mr. Bienaimé by extending from September 30, 2001 to January 31, 2002 the date on which the Company would forgive Mr. Bienaimé's loans. In exchange, the Company agreed to pay him an amount equal to the federal and state income taxes arising from the forgiven loans over the three ensuing quarters, subject to his continued employment as Chief Executive Officer of the Company. At December 31, 2001, the aggregate indebtedness of Mr. Bienaimé under the loans was $349,505, including a principal amount of $300,000 and accrued interest of $49,505. At December 31, 2001, the aggregate indebtedness of Dr. Tesi under the loan was $257,061, including a principal amount of $200,000 and accrued interest of $57,061. On January 31, 2002, the Company forgave all outstanding loans made to Mr. Bienaimé, which amounted to $351,157 in principal amount and accrued interest as of such date. On February 20, 2002, the Compensation Committee adopted an amended schedule for the forgiveness of Dr. Tesi's loan, under which the Company will forgive approximately one-third of Dr. Tesi's loan and the accrued interest thereon in each of three annual installments beginning on January 7, 2003 and ending on January 7, 2005, provided that Dr. Tesi remains continuously employed with the Company through the installment dates for the respective installments to be forgiven. The amount owed by Dr. Tesi under his loan in principal amount and accrued interest as of January 31, 2002 was $258,348.

Limitation of Liability and Indemnification

The Company's certificate of incorporation includes provisions that eliminate the personal liability of the Company's directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director's duty of loyalty to the Company or its stockholders;

  for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

  under Section 174 of the Delaware law; or

  for any transaction from which the director derives an improper personal benefit.

Our bylaws further provide for the indemnification of our directors and officers, under certain circumstances, to the fullest extent authorized by Delaware law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under the foregoing provisions, or otherwise.

The Company has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in its charter and bylaws. These agreements, among other things, provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any threatened, pending or completed action or proceeding arising out of his or her services as a director or executive officer or at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 14, 2002 by: (a) each director and new director nominee; (b) the Named Executive Officers; (c) all directors and executive officers as a group; and (d) each person or entity who beneficially owns more than five percent (5%) percent of the Company's Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#) (1)	Percentage of Shares Beneficially Owned (#) (2)
Wellington Management Company, LLP 75 State Street, 19th Floor Boston, MA 02109	3,230,304 (3)	11.1%
OrbiMed Advisors Inc. 767 3rd Avenue, 6th floor New York, NY 10017-2023	1,425,000 (4)	5.2%
Fredric J. Feldman, Ph.D.	47,075 (5)	*
Richard D. Murdock	48,109 (5)	*
Andrew J. Perlman, M.D., Ph.D.	54,116 (5)	*
Hollings C. Renton	0 (5)	0
Nicholas J. Simon III	0 (5)	0
Vincent R. Worms	62,057 (5) (6)	*
Jean-Jacques Bienaimé	307,388 (5)	1.2%
Steve Aselage	55,542 (5)	*
Stephen G. Dance	55,016 (5)	*
Roland Buelow, Ph.D.	65,918 (5)	*
Raymond J. Tesi, M.D.	84,111 (5)	*
Carole L. Nuechterlein	4,736 (5)	*
All directors and officers as a group (13 persons)	889,992 (7)	3.4%

___________________

* Less than 1% of the outstanding shares of common stock.

(1) Information with respect to beneficial ownership has been furnished by each director, officer, or 5% or more stockholder, as the case may be and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Except as otherwise noted above, the address for each person listed on the table is c/o SangStat Medical Corporation, 6300 Dumbarton Circle, Fremont, California 94555. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after March 14, 2002 are deemed outstanding for computing the beneficial ownership of the person holding such option but are not outstanding for computing the beneficial ownership of any other person. Except as indicated by footnote, the persons or entities identified in this table have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to applicable community property laws.

(2) Percentage ownership calculations are based on 26,345,815 outstanding shares on March 14, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(3) Based on an amended Schedule 13G filed on March 8, 2002, Wellington Management Company, LLP beneficially owned 3,230,304 shares at February 28, 2002. This amended Schedule 13G shows that Wellington Management Company, LLP, a registered investment advisor, had shared voting power over 2,293,904 shares and shared dispositive power over 3,230,304 shares.

(4) Based on a jointly filed Schedule 13G filed on February 15, 2002, OrbiMed Advisors Inc., a registered investment advisor, OrbiMed Advisors LLC and Samuel D. Isaly each beneficially owned, and had shared voting power and shared dispositive power over, 1,425,000 shares at February 5, 2002.

(5) The following table indicates those people whose total number of beneficially owned shares include shares subject to options exercisable within 60 days of March 14, 2002:

Shares Subject to Options

Fredric J. Feldman, Ph.D.
Richard D. Murdock
Andrew J. Perlman, M.D., Ph.D.
Vincent R. Worms
Hollings C. Renton
Nicholas J. Simon III
Jean-Jacques Bienaimé
Steve Aselage
Stephen G. Dance
Roland Buelow, Ph.D.
Raymond J. Tesi, M.D.
Carole L. Nuechterlein

46,805 47,839 53,846 34,805 0 0 275,704 53,333 53,313 64,399 81,950 4,736

(6) Includes 21,374 shares held by Multinvest LLC. Mr. Worms, one of the Company's directors, is managing member of Multinvest LLC and may be deemed to share voting and investment power in such shares arising from his interests in the aforementioned entity. Mr. Worms disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7) This number includes 653,615 shares granted under our 1993 Option Plan and 183,295 shares granted under our Directors' Plan, for a total of 836,910 shares granted under both plans, all issuable upon the exercise of stock options exercisable within 60 days of March 14, 2002.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and certain executive and other officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Certain executive and other officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)

The Compensation Committee of the Board of Directors (the "Committee") determines the compensation, including equity compensation, of the Company's executive officers, and reviews the design, administration, and effectiveness of compensation programs for the Company generally. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of independent directors.

Compensation Philosophy and Objectives

The Company operates in the competitive and rapidly-changing biotechnology industry. The Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate, and retain talented executives responsible for the success of the Company, determined within a competitive framework and based on the achievement of corporate objectives and individual performance. Within this overall philosophy, the Committee's objectives are to:

      approve the compensation arrangements for senior management and directors, and adopt compensation plans in which officers and directors are eligible to participate;

      exercise independent oversight in matters relating to employee compensation, employee benefit plans and employee incentive programs; and

      ensure that all components of executive compensation are consistent with the Company's compensation philosophy as in effect from time to time.

Compensation Components and Process

Each executive officer's compensation package is comprised of the following three elements: (i) base salary that is intended to be competitive with the compensation levels in effect at the Peer Companies, based on the Committee's assessment of the individual's performance; (ii) annual variable performance awards payable in cash and tied to the Company's attainment of corporate objectives and the officer's achievement of personal goals; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation may become dependent upon Company and personal performance and stock price appreciation rather than upon base salary.

The principal factors taken into account in establishing each executive officer's compensation package for the 2001 fiscal year are summarized below. The Committee may, however, apply entirely different factors for future fiscal years.

Base Salary. The Committee reviews and determines, on an annual basis, the base salary levels of the Company's executive officers by comparing the annual performance objectives to the actual performance of each of the Company and the individual executive officer, respectively, as well as by reviewing internal comparability considerations and the base salary levels in effect for comparable positions at the Peer Companies. As part of this process, the Committee determines whether substantially all of the performance objectives of the Company and the individual executive officers were met in the preceding fiscal year. Accordingly, the Committee increased the base salaries of its executive officers (other than the CEO) in 2001 by approximately 6.5% from 2000.

Annual Incentive Compensation. An annual bonus may be earned by each executive officer based upon the achievement of personal and Company performance goals. Each officer, other than the CEO, was assigned a target bonus at the commencement of the 2001 fiscal year, of which 40-50% was tied to realization of Company performance objectives and the balance was tied to the realization of personal objectives. Personal objectives were enumerated at the commencement of the 2001 fiscal year and varied for each executive officer. The Company performance objectives for 2001 included: (i) financial results; (ii) achievement of specified sales levels; (iii) completing specified research and development goals; (iv) business development goals; (v) the sale of The Transplant Pharmacy; and (vi) quality systems and compliance programs. The Committee in its discretion determines the extent to which each Company performance goal has been achieved, if at all, based on a recommendation by the Chief Executive Officer.

With respect to the Company's performance in fiscal 2001, the Committee determined that virtually all of the Company performance objectives were realized in 2001, thereby entitling each executive officer to virtually all of his or her target bonus relating to Company performance objectives. With respect to individual performance, the Committee determined that all of the executive officers had realized substantially all or more of their performance objectives, and allocated the remainder of the target bonus or more, as the case may be, accordingly.

Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of its executive officers with those of the stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion. Generally, the Committee has awarded additional options grants to its executive officers on an annual basis. Accordingly, in February 2002, the Committee awarded options for an aggregate of 516,000 shares of common stock (excluding the CEO) in varying amounts to each of its executive officers, all of which had customary vesting terms.

Other Compensation. As a result of, among other things, changes in the Company's business that resulted in a deterioration of its stock price in the second half of 2000 and early 2001, the Company experienced an increase in employee attrition generally and the loss of several executives as well as the potential loss of other executives. In order to ensure the stability of management during this period, the Board of Directors approved the adoption of retention agreements for a number of executive officers. These agreements provided that an executive may earn thirty percent of the executive's salary, less applicable withholding, upon satisfaction of enumerated retention objectives.

Due to the high cost of living in the Bay Area, the Company from time to time has provided loans to attract and retain key executives. As a result of the key contributions of Mr. Bienaimé and Dr. Tesi and the need to retain these officers, the Committee determined to forgive all of the outstanding loans to Mr. Bienaimé, which as of January 31, 2002 amounted to $351,157 in principal amount and accrued interest, and the Committee determined to adopt an amended schedule of forgiveness with respect to the loan to Dr. Tesi, which as of January 31, 2002 amounted to $258,348 in principal amount and accrued interest.

CEO Compensation

Mr. Bienaimé's base salary for 2001 was established through an evaluation of his performance and the salary levels in effect for similarly-situated chief executive officers at the Peer Companies. In setting Mr. Bienaimé's base salary, it was the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. Despite an increase from 2000 of 6.0%, the Committee noted that the base salary of Mr. Bienaimé remained below the 50% level, according to the survey of Peer Companies.

Mr. Bienaimé's 2001 incentive compensation did not include any dollar guarantees. The CEO's bonus was dependent upon the Company achieving the performance goals outlined above, it being understood that the personal goals of the CEO should be the same as those of the Company. The Committee determined that the performance of Mr. Bienaimé in 2001 fiscal year was particularly exceptional. Accordingly, Mr. Bienaimé received a bonus award for 2001 in excess of his target bonus and the rate implied by the Company performance objectives otherwise applicable.

In accordance with the Company's practice, the Committee also granted additional options to purchase 70,000 shares to Mr. Bienaimé. The options were granted in recognition of his performance and were intended to provide him with a continuing incentive to remain with the Company and contribute to the Company's success. The Committee determined that a portion of the options should vest on a two-year basis. The accelerated vesting was provided to compensate Mr. Bienaimé in part for a loss in potential value otherwise realizable from other options with obsolete milestones resulting from a strategic change by the Company's Board of Directors.

Compliance with Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code, the Company will not be allowed a federal income tax deduction for compensation paid to certain officers to the extent that compensation exceeds one million dollars per officer in any one year. This limitation will apply to all compensation which is not considered to be performance-based. Compensation that qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company previously obtained stockholder approval for certain amendments to the 1993 Option Plan that were designed to ensure that any compensation deemed paid in connection with the exercise of stock options granted under that plan would qualify as performance-based compensation. Likewise, pursuant to this proxy statement, the Company seeks stockholder approval for the proposed 2002 Stock Option Plan at the upcoming annual meeting.

The compensation subject to Section 162(m) limitations paid to the Company's executive officers during fiscal 2001 did not exceed the one million dollar limit per officer, nor is such compensation to be paid to the Company's executive officers for the 2002 fiscal year expected to reach that level. Because it is very unlikely that such compensation payable to any of the Company's executive officers in the foreseeable future will approach the one million dollar limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the one million dollar level.

COMPENSATION COMMITTEE Nicholas J. Simon III, Chair Richard D. Murdock Vincent R. Worms

(1) The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

AUDIT COMMITTEE REPORT (2)

The Audit Committee of the Company is currently comprised of three directors, Messrs. Feldman, Murdock and Mr. Worms, and operates under the Audit Committee charter adopted by the Board and attached to last year's Proxy Statement. The members of the Audit Committee, in the judgment of the Board, are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee provides assistance and guidance to the Board in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports.

The Company's management team has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent auditors are responsible for auditing the Company's financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee's responsibility is to monitor and oversee these processes.

To this end, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with management and Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has discussed with Deloitte & Touche certain matters related to the conduct of the audit as required by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received from Deloitte & Touche the written disclosures and the letter regarding the auditor's independence required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche any relationship that may impact their independence, including consideration of the compatibility of non-audit services provided by Deloitte & Touche, and satisfied itself as to Deloitte & Touche's independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. Based on the Audit Committee's recommendation, the Board has also selected, subject to stockholder approval, Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 2002.

AUDIT COMMITTEE Richard D. Murdock, Chair Fredric J. Feldman Vincent R. Worms

(2) The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

AUDIT FEES

The aggregate fees billed or expected to be billed to the Company for the fiscal year ended December 31, 2001 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), are as follows:

Audit Fees Financial Information Systems Design and Implementation Fees All Other Fees Total Fees	$349,000 - 0 - 399,000 748,000

All other fees include audit related services of approximately $225,000 and non-audit services of approximately $174,000. Audit related services included fees for foreign statutory reports and consents and other services related to registration statements filed with the SEC and other related matters. Non-audit services include fees for tax preparation and other related tax consultations. The Audit Committee has determined that the rendering of all other non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche's independence.

PERFORMANCE MEASUREMENT COMPARISON (3)

The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Nasdaq Stock Market Index, the BioCentury 100 Stock Index and the JPMorgan H&Q Biotechnology Index. The graph covers the period from December 31, 1996 through the fiscal year ended December 31, 2001.

The graph assumes that $100 was invested on December 31, 1996 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(3) This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS

Since January 1, 2001, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, nominee for director, executive officer or holder of more than 5% of the Company's common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

  executive compensation arrangements, which are described above, and the transactions described below.

The Company entered into a General Stock Option and Release of Claims Agreement in January 2001 with Dr. Philippe Pouletty, the Company's former Chairman of the Board of Directors and former Chief Executive Officer, under which the Company extended the time period for Dr. Pouletty to exercise his vested but unexercised stock options to purchase a total of 336,492 shares of the Company's Common Stock until January 15, 2002 in exchange for his release of certain claims.

The Company has entered into indemnity agreements with each of the Company's officers and directors.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2001 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

By Order of the Board of Directors Adrian Arima Secretary, Vice President and Associate General Counsel

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Secretary of SangStat Medical Corporation, 6300 Dumbarton Circle, Fremont, California 94555.

APPENDIX A

FORM OF
SANGSTAT MEDICAL CORPORATION
2002 STOCK OPTION PLAN
  PURPOSE OF THE PLAN

    This 2002 Stock Option Plan (the "Plan") is intended to promote the interests of SangStat Medical Corporation, by providing (i) employees (including officers) of the Corporation (or any Parent or Subsidiary) (each, as hereinafter defined below) who are responsible for the management, growth and financial success of the Corporation (or any Parent or Subsidiary), (ii) non-employee members of the Board (as defined below) or the board of directors of any Parent or Subsidiary and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or any Parent or Subsidiary) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or any Parent or Subsidiary).

    Subject to stockholder approval, the Plan shall become effective as of March 6, 2002, the date on which the Plan was approved by the Board. Such date is hereby designated as the Effective Date of the Plan.

    The Plan shall serve as the successor to the Corporation's 1993 Stock Option Plan (the "Predecessor Plan"). The Predecessor Plan will be terminated upon stockholder approval of the Plan, and no further stock option grants shall be made from the Predecessor Plan from and after the date of stockholder approval of the Plan. All options outstanding under the Predecessor Plan immediately prior to the termination of the Predecessor Plan will be incorporated into this Plan and shall accordingly be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder.

  DEFINITIONS

    For purposes of the Plan, the following definitions shall be in effect:

      Board: the Corporation's Board of Directors.

      Cause: means, unless otherwise defined by the Optionee's individual stock option agreement or contract of employment or service, any of the following: (1) the Optionee's theft, dishonesty, or falsification of any Corporation documents or records; (2) the Optionee's improper use or disclosure of the Corporation's confidential or proprietary information; (3) any action by the Optionee which has a detrimental effect on the Corporation's reputation or business; (4) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from the Corporation of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Optionee of any employment or service agreement between the Optionee and the Corporation, which breach is not cured pursuant to the terms of such agreement; or (6) the commission of acts constituting, the indictment or conviction of, or plea of guilty or nolo contendere for, any commission of a felony or other crime arising in the conduct of the Optionee's employment or service with the Corporation, which may impair the Optionee's ability to perform his or her duties with the Corporation, or which involves theft, misrepresentation or dishonesty. Determination of Cause shall be made by the Plan Administrator in its sole discretion.

      Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

        any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

        there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

      Code: the Internal Revenue Code of 1986, as amended.

      Committee: means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 of the 1934 Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

      Common Stock: shares of the Corporation's common stock.

      Corporation: means SangStat Medical Corporation, a Delaware corporation (or any successor corporation).

      Corporate Transaction: the consummation of any of the following stockholder-approved transactions to which the Corporation is a party:

        a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated, the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

      Employee: an individual who performs services while in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

      Fair Market Value: the fair market value per share of Common Stock determined in accordance with the following provisions:

        If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

        If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

      Hostile Take-Over: a change in ownership of the Corporation effected through the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

      Incentive Option: a stock option that meets the requirements of an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision.

      1934 Act: the Securities Exchange Act of 1934, as amended from time to time.

      Optionee: any person to whom an option or stock appreciation right is granted under the Plan.

      Parent: any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      Plan Administrator: the Committee in its capacity as the administrator of the Plan.

      Permanent Disability or Permanently Disabled: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

      Service: the performance of services on a periodic basis to the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

      Subsidiary: each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      Take-Over Price: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

    The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option thereunder.

  OPTION GRANTS

    The persons eligible to participate in the Plan are as follows:

      officers and other employees of the Corporation (or any Parent or Subsidiary) who render services to the Corporation (or any Parent or Subsidiary);

      non-employee members of the Board or the board of directors of any Parent or Subsidiary; and

      those consultants or other independent contractors who provide valuable services to the Corporation (or any Parent or Subsidiary).

    The Plan Administrator shall have full authority to determine, with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

  STOCK SUBJECT TO THE PLAN

    Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. Subject to adjustment as provided in this Section V, the aggregate number of shares which may be issued pursuant to the Plan shall be equal to (a) the number of shares of Common Stock remaining available for issuance under the Predecessor Plan immediately prior to the termination of the Predecessor Plan, plus (b) any shares of Common Stock covered by stock options granted under the Predecessor Plan that expire or otherwise terminate without being exercised following the termination of the Predecessor Plan, plus (c) 1,750,000 shares of Common Stock. To the extent one or more outstanding options under the Predecessor Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

    In no event may the maximum number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights exceed 500,000 shares in the aggregate in any calendar year. Such limitation shall be subject to periodic adjustment in accordance with the provisions of this Section V.

    Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent non- statutory option grants (but not Incentive Option grants) under the Plan. However, any shares subject to any option or portion thereof surrendered in accordance with Section IX shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the option price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding stock option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock actually issued.

    Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted options and separately exercisable stock appreciation rights, (iii) the number and/or class of securities and price per share in effect under each option or stock appreciation right outstanding under the Plan and (iv) the number and/or class of securities and price per share in effect under each outstanding option or stock appreciation right incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options and stock appreciation right are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options or rights. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

  TERMS AND CONDITIONS OF OPTIONS

  Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or any Parent or Subsidiary may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VII.

    Option Price.

      Subject to any limitations set forth in Section VII(B), the per share exercise price shall be fixed by the Plan Administrator, except that: (i) in no event shall the per share exercise price be less than seventy-five percent (75%) of the Fair Market Value per share of Common Stock on the gate of grant, and (ii) in no event shall the per share exercise price in the case of an Incentive Option or an option intended to qualify as performance-based compensation under Section 162(m) of the Code be less than one hundred percent (100%) of the Fair Market Value per share of such Common Stock on the date of grant.

      The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of Section X and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

        full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

        full payment in cash or check drawn to the Corporation's order;

        full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

        full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus the applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase in order to avoid a charge to the Corporation's earnings for financial reporting purposes, and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

    For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

    Term and Exercise of Options. Each option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

    Termination of Service.

      The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

        Subject to section VI(C)(1)(e) below, should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Plan, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph C(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

        Any option held by the Optionee under this Plan and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

        During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which it has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which it is not otherwise at that time exercisable or in which Optionee is not otherwise at that time vested.

        Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

        Should (i) the Optionee's Service be terminated for Cause, or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any Parent or Subsidiary, then in any such event all outstanding options held by the Optionee under this Plan shall terminate immediately and cease to be outstanding.

      The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Plan to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

      The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

    Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

    Repurchase Rights. The shares of Common Stock acquired upon the exercise of any option granted under this Plan may be subject to repurchase by the Corporation in accordance with the following provisions:

        The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Plan. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

        All of the Corporation's outstanding repurchase rights under this Plan shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or Parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

        The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Plan and thereby accelerate the vesting of such shares in whole or in part at any time.

    Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, non-statutory options may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Should the Optionee die while holding a non-statutory option, that option shall be transferred in accordance with the Optionee's will or by the laws of descent and distribution.

  INCENTIVE OPTIONS

  The terms and conditions specified below shall be applicable to all Incentive Options granted under this Plan. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

    Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee, under this Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first become exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

  B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

  Except as modified by the preceding provisions of this Section VII, the provisions of the Plan shall apply to all Incentive Options granted hereunder.

  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

    In the event of any Corporate Transaction, the vesting of each option which is at the time outstanding under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully vested shares. However, an outstanding option under this Plan shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or Parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or Parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

    Upon the consummation of the Corporate Transaction, all outstanding options under this Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its Parent company.

    Each outstanding option under this Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

    The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in whole or in part should the Optionee's Service subsequently terminate within a designated period following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such termination of Service shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

    The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in whole or in part in the event that a Change in Control occurs or in the event that the Optionee's Service terminates within a designated period following the effective date of a Change in Control. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Change in Control or termination of Service shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

    Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

    The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    Any Incentive Options accelerated under this Section VIII in connection with a Corporate Transaction or Change in Control shall remain exercisable as incentive stock options under the Federal tax laws only to the extent the applicable dollar limitation of Section VII is not exceeded. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

  STOCK APPRECIATION RIGHTS

    Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IX, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Plan in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the shares of Common Stock in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

    No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IX may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator deems appropriate.

    If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

    One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, the officer will have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right to the Corporation, to the extent such options are at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over price of the vested shares of Common Stock at the time subject to each surrendered option over (ii) the aggregate option price payable for such vested shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the date the option is surrendered to the Corporation. The Plan Administrator shall pre- approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section IX(D). No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

    The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IX shall not be available for subsequent option grant under the Plan.

  LOANS OR INSTALLMENT PAYMENTS

    The Plan Administrator may, in its discretion, assist any Optionee (including an Optionee who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Plan, including the satisfaction of any Federal and state income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years, provided, however, that the Optionee must pay in cash or cash equivalents, immediately upon exercise, that amount equal to the total par value for the aggregate shares of Common Stock purchased. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances, and which terms shall be in accordance with any applicable rules and regulations established by the United States Federal Reserve Board. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the option price of the acquired shares plus any Federal and state income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

    The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

  AMENDMENT OF THE PLAN AND AWARDS

  The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options or stock appreciation rights at the time outstanding under the Plan, unless the Optionee consents to such amendment. In addition, the exercise price of an outstanding option shall not be decreased after issuance without stockholder approval. Certain amendments may require stockholder approval pursuant to applicable laws or regulations.

  TAX WITHHOLDING

    The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

    The Plan Administrator may, in its discretion and in accordance with the provisions of this Section XII and such supplemental rules as the Plan Administrator may from time to time adopt, provide any or all holders of non-statutory options or unvested shares under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

      Stock Withholding: The holder of the non- statutory option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder in order to avoid a charge to the Corporation's earnings for financial reporting purposes.

      Stock Delivery: The Plan Administrator may, in its discretion, provide the holder of the non-statutory option or unvested shares purchased thereunder with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder in order to avoid a charge to the Corporation's earnings for financial reporting purposes.

  EFFECTIVE DATE AND TERM OF PLAN

    This Plan is effective as of the Effective Date, subject to stockholder approval.

    Each option issued and outstanding under the Predecessor Plan immediately prior to the termination of the Predecessor Plan shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

    The Plan shall terminate upon the earlier of (i) March 6, 2012, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan, or (iii) such earlier date as determined by the Board. Upon such plan termination, all outstanding option grants and stock appreciation rights shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

  USE OF PROCEEDS

  Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

  REGULATORY APPROVALS

    The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan and the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

    No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

  NO EMPLOYMENT/SERVICE RIGHTS

  Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any Parent or Subsidiary) for any period of specific duration, and the Corporation (or any Parent or Subsidiary) retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

  NON-U.S. EMPLOYEES

  Notwithstanding anything in the Plan to the contrary, with respect to any employee who is a resident outside the United States, the Board may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan; provided, however, that this Section XVII shall not authorize the Board to amend the provisions of Section V(A) hereof relating to the number of shares authorized under the Plan. The Board may, where appropriate, establish one or more sub-plans for this purpose.

  MISCELLANEOUS PROVISIONS

    Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

    The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

    The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

DETACH HERE

PROXY

SANGSTAT MEDICAL CORPORATION

Proxy for the Annual Meeting of Stockholders

To be held on May 14, 2002

Solicited by the Board of Directors

The undersigned hereby appoints Jean-Jacques Bienaimé and Stephen G. Dance, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in SangStat Medical Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 6300 Dumbarton Circle, Fremont, California, 94555 at 10:00 a.m., local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 5, 2002 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.

A vote FOR the following proposals is recommended by the Board of Directors:

1. To elect the following persons as directors to hold office for a one-year term and until their successors are elected and qualified:				2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock by 5,000,000 shares, from 35,000,000 to 40,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees: (01) Jean-Jacques Bienaimé, (02) Fredric J. Feldman, (03) Richard D. Murdock, (04) Andrew Perlman, (05) Hollings Renton, (06) Nicholas J. Simon III and (07) Vincent R. Worms.
FOR ALL NOMINEES	☐	☐	WITHHELD FOR ALL NOMINEES	3. To approve the Company's 2002 Stock Option Plan and the reservation of shares thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	__________________ FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

					FOR ☐	AGAINST ☐	ABSTAIN ☐

		MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

Please sign here. Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:	_______________	Date:	_______	Signature:	________________	Date:	______